Exhibit 10.2

TERMINATION OF ADVISORY AGREEMENT

THIS TERMINATION OF ADVISORY AGREEMENT (this “Termination”) is made as of September 4, 2014, effective at 11:59PM Pacific Daylight Time on August 31, 2014 (the “Effective Date”), by and among Strategic Storage Trust, Inc., a Maryland corporation (the “Company”), Strategic Storage Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Strategic Storage Advisor, LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, on March 17, 2008, the Company and the Advisor entered into an advisory agreement (as subsequently amended and restated, the “Advisory Agreement”);

WHEREAS, on March 28, 2014, the Advisor and the Company amended and restated the Advisory Agreement, pursuant to which the Operating Partnership became a party to the Advisory Agreement;

WHEREAS, simultaneously with the execution of this Termination, the Company is entering into a series of transactions pursuant to which the Company will become self-administered and the Advisor’s special limited partner interest in the Operating Partnership will be contributed to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership, as outlined further in the agreement governing such contribution of the special limited partner interest; and

WHEREAS, the parties desire to terminate the Advisory Agreement with this Termination, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Termination of Advisory Agreement. The parties agree that the Advisory Agreement is hereby terminated at and as of the close of business on the Effective Date, and, except as herein provided, neither party shall have any further obligations under the Advisory Agreement from and after the Effective Date; provided, however, that all fees and expenses paid or incurred by, or for the account of, the Advisor under, and in accordance with, the Advisory Agreement to and including the Effective Date shall be determined by the Advisor on or before September 29, 2014, and shall be due and payable to the Advisor in immediately available funds on or before September 30, 2014. Notwithstanding anything to the contrary contained in the Advisory Agreement or this Termination, the provisions of this Section 1 shall survive the termination of the Advisory Agreement.

2. Entire Agreement; Amendment. This Termination constitutes the entire agreement among the parties related to the subject matter hereof. This Termination may be amended, modified or supplemented only by a writing executed by all of the parties hereto.

3. Counterparts. This Termination may be executed in one (1) or more counterparts which, when considered together, will constitute one and the same instrument. The transmission of copies and signature pages of, and signatures to, this Termination by facsimile or other Electronic Transmission will constitute effective execution and delivery of this Termination and may be used in lieu of the original Termination for all intents and purposes. As used in this Termination, the term “Electronic Transmission”, means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient of the communication and that may be directly reproduced in paper form by such a recipient through an automated process.

4. Governing Law. This Termination shall be construed and governed in accordance with the laws of the State of Delaware, without reference to conflict of law principles.

[Signature page follows.]

IN WITNESS WHEREOF, this Termination has been executed by the parties as of the Effective Date.

THE COMPANY:

STRATEGIC STORAGE TRUST, INC.

By:	/s/ H. Michael Schwartz
H. Michael Schwartz
President and Chief Executive Officer

THE OPERATING PARTNERSHIP:

STRATEGIC STORAGE OPERATING PARTNERSHIP, L.P.

By:	STRATEGIC STORAGE TRUST, INC.

	By:	/s/ H. Michael Schwartz
H. Michael Schwartz
President and Chief Executive Officer

THE ADVISOR:

STRATEGIC STORAGE ADVISOR, LLC

By:	/s/ H. Michael Schwartz
H. Michael Schwartz
President

[Signature page to Termination of SST Advisory Agreement]